            AMENDMENT NUMBER 1 TO THE POOLING AND SERVICING AGREEMENT

     Amendment Number 1, dated as of November 7, 2005 (this "Amendment") to the Pooling and Servicing Agreement, dated as of September 1, 2005 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (the "Servicer"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), relating to the Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2005-BC3.

     WHEREAS, Section 10.01(i) of the Agreement provides that the Agreement may be amended from time to time without the consent of the Certificateholders to cure any ambiguity or correct any mistake; and

     WHEREAS, in accordance therewith, by the execution and delivery of this Amendment, the parties hereby amend the Agreement to the extent and on the terms set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                                    ARTICLE I

                 Cross Reference to Definitions in the Agreement
                 -----------------------------------------------

     SECTION 1.01. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meanings assigned to such terms in the Agreement.

                                   ARTICLE II

                                  Effectiveness
                                  -------------

     SECTION 2.01. Section 10.01(i) of the Agreement provides that the Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or correct any mistake.

     SECTION 2.02. By their execution of this Amendment, the Depositor, the Servicer and the Trustee evidence their desire and intent to make the amendments to the Agreement set forth below in order to correct mistakes in Article I of the Agreement.

                                   ARTICLE III

                           Amendments to the Agreement
                           ---------------------------

     SECTION 3.01. The following definitions set forth in Article I of the Agreement are hereby deleted and replaced in their entirety with the following:
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          (i)    Class B-1 Margin: As of any Distribution Date up to and
     including the Auction Termination Date for the Certificates, 1.800% per annum and, as of any Distribution Date after the Auction Termination Date, 2.700% per annum.

          (ii) Class B-1 Pass-Through Rate: For the first Distribution Date, 5.640% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Subordinated Certificate Available Funds Cap and (3) the Subordinated Certificate Maximum Rate Cap for such Distribution Date.

          (iii) Class B-2 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 3.500% per annum and, as of any Distribution Date after the Auction Termination Date, 5.250% per annum.

          (iv) Class B-2 Pass-Through Rate: For the first Distribution Date, 7.340% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Subordinated Certificate Available Funds Cap and (3) the Subordinated Certificate Maximum Rate Cap for such Distribution Date.

          (v) Class B-3 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates 2.300% per annum and, as of any Distribution Date after the Auction Termination Date, 3.450% per annum.

          (vi) Class B-3 Pass-Through Rate: For the first Distribution Date, 6.140% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Subordinated Certificate Available Funds Cap and (3) the Subordinated Certificate Maximum Rate Cap for such Distribution Date.

          (vii) Class B-4 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 2.300% per annum and, as of any Distribution Date after the Auction Termination Date, 3.450% per annum.

          (viii) Class B-4 Pass-Through Rate: For the first Distribution Date, 6.140% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-4 Margin, (2) the Subordinated Certificate Available Funds Cap and (3) the Subordinated Certificate Maximum Rate Cap for such Distribution Date.


                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

     SECTION 4.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 4.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 4.03. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed
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to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

     SECTION 4.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                             MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                as Depositor

                             By:
                                 -----------------------------------------------
                             Name:  Matthew Whalen
                             Title: President


                             WILSHIRE CREDIT CORPORATION,
                                as Servicer

                             By:
                                 -----------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------

                             JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                not in its individual capacity,
                                but solely as Trustee

                             By:
                                 -----------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------